JAVELIN MORTGAGE INVESTMENT CORP. REPORTS Q2 2014 ANNUALIZED ROE OF 12.25% ON CORE AND ESTIMATED TAXABLE REIT INCOME OF $4.9 MILLION

VERO BEACH, Fla. - August 4, 2014 -- JAVELIN Mortgage Investment Corp. (NYSE: JMI) ("JAVELIN" or the "Company") today announced financial results for the quarter ended June 30, 2014.

Q2 2014 Highlights and Financial Information

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Core Income and estimated taxable Real Estate Investment Trust ("REIT") income of approximately $4.9 million or $0.41 per Common share represents 12.25% annualized yield on stockholders’ equity at the beginning of the quarter

•	Q2 2014 Generally Accepted Accounting Principles (“GAAP”) net loss of approximately $(8.8) million or $(0.73) per Common share

•	Stockholders' equity as of June 30, 2014 was approximately $160.8 million or $13.40 per Common share

•	Ratio of debt to stockholders’ equity (“leverage”) of 7.67 to 1 as of June 30, 2014

•	Liquidity as of June 30, 2014, consisting of cash and unpledged securities, of approximately $46.4 million

•	Q2 2014 average yield on assets of 3.20% and average net interest margin of 1.70%

•	Q2 2014 annualized average principal repayment rate (CPR) on Agency Securities of 4.77%

•	Q2 2014 weighted average Common shares were 11,996,000

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Additional updated information on the Company’s investment, financing and hedge positions can be found in JAVELIN Mortgage Investment Corp.'s most recent "Company Update." JAVELIN posts unaudited and unreviewed Company updates each month on www.javelinreit.com

Q2 2014 Results

Core Income and Estimated Taxable REIT Income
Core Income for the quarter ended June 30, 2014 was approximately $4.9 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and U.S. Treasury Securities and certain non-recurring expenses. Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency and Non-Agency Securities and U.S. Treasury Securities.

Estimated ordinary taxable REIT income for the quarter ended June 30, 2014 was approximately $4.9 million. The Company distributes dividends based on its estimate of ordinary taxable income per Common share, not based on earnings calculated in accordance with GAAP. Ordinary taxable REIT income and GAAP earnings will differ primarily because of the non-taxable unrealized changes in the value of the Company's Non-Agency Securities portfolio and the Company's derivatives, which the Company uses as economic hedges. These unrealized gains/losses on Non-Agency Securities and derivatives are included in GAAP earnings, whereas unrealized valuation changes are not included in taxable income. Realized capital losses also do not affect the amount of the Company’s ordinary taxable income but are carried forward to potentially offset future capital gains.

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JAVELIN Mortgage Investment Corp. Reports Q2 2014 Annualized ROE of 12.25% on Core Income and Estimated Taxable REIT Income of $4.9 million

August 4, 2014

GAAP Net (Loss)
For the purposes of computing GAAP net loss, the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its statement of comprehensive income (loss). GAAP net loss for Q2 2014 was approximately $(8.8) million.

Dividends
The Company paid dividends of $0.15 per Common share of record for each month of Q2 2014, resulting in payments of approximately $5.4 million. The Company had estimated ordinary taxable REIT income available to pay dividends of approximately $4.9 million in Q2 2014. The Company's taxable REIT income and dividend requirements to maintain REIT status are determined on an annual basis. Dividends in excess of taxable REIT income for the year (including amounts carried forward from prior years) will generally not be taxable to common stockholders. Our REIT dividend requirements are based on the amount of our ordinary taxable income. Realized capital losses do not affect the amount of the Company’s ordinary taxable income, but will generally be available to offset capital gains realized primarily through 2018.

Portfolio
As of June 30, 2014, the Company's Agency Securities portfolio consisted of fixed rate Fannie Mae and Freddie Mac mortgage securities valued at approximately $1.2 billion. The Company's Non-Agency Securities portfolio was valued at approximately $282.0 million at quarter end, including securities underlying linked transactions. During Q2 2014, the annualized yield on average assets was 3.20%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.50%, resulting in a net interest margin of 1.70%.

Portfolio Financing, Leverage and Interest Rate Hedges
As of June 30, 2014, the Company financed its portfolio with approximately $1.2 billion of borrowings under repurchase agreements, plus an additional $111.7 million of repurchase agreements underlying linked transactions. The Company's leverage ratio as of June 30, 2014, was 7.67 to 1 (or 8.37 to 1 on an unlinked basis). As of June 30, 2014, the Company’s repurchase agreements had a weighted average maturity of approximately 57 days and liquidity totaled approximately $46.4 million, consisting of approximately $22.4 million of cash plus approximately $24.0 million of unpledged Securities (including Securities received as collateral).

As of June 30, 2014, the following information was available related to the Company’s interest rate risk and hedging activities: The Company had a notional amount of approximately $801.3 million of various maturities of interest rate swap contracts with a weighted average swap rate of 1.67%. The Company had a notional amount of $750.0 million of various maturities of swaptions with a weighted average swap rate of 2.73%.

Clearing regulations adopted under the Dodd-Frank Act have increased the initial margin requirements for most types of interest rate swap contracts. The portfolio repositioning completed in Q1 2014, will allow the Company to manage the interest rate risk created by the differing maturity profiles of our assets and the liabilities with shorter tenor interest rate swap contracts and futures contracts that have smaller initial margin requirements.

Management Fee
The Company pays a management fee of 1.5% (per annum) of gross equity raised up to $1.0 billion and 1.0% (per annum) of gross equity raised above $1.0 billion.

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JAVELIN Mortgage Investment Corp. Reports Q2 2014 Annualized ROE of 12.25% on Core Income and Estimated Taxable REIT Income of $4.9 million

August 4, 2014

Regulation G Reconciliation
Ordinary taxable REIT income is calculated according to the requirements of the Internal Revenue Code (the "Code”) rather than GAAP. The Company plans to timely distribute at least 90% of its ordinary taxable REIT income in order to maintain its tax qualification as a REIT under the Code. The Company believes that ordinary taxable REIT income is useful to investors because it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. However, because ordinary taxable REIT income is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, ordinary taxable REIT income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company's financial performance.

The following table reconciles the Company's results from operations to Core Income and estimated ordinary taxable REIT income for the quarter ended June 30, 2014:

Quarter Ended June 30, 2014
(in thousands)
GAAP net loss	$(8,776)
Book to tax differences:
Net book to tax differences on Non-Agency Securities and Linked Transactions	(2,003)
Loss on sale of Agency Securities	34
Amortization of deferred hedging gains	146
Net premium amortization differences	(181)
Changes in interest rate contracts	15,703
Other	(6)
Core Income and estimated taxable REIT income	$4,917

Common Stock
As of June 30, 2014, there were 11,999,065 common shares outstanding and there were 1,492,693 remaining shares authorized for repurchase under our Repurchase Program.

No shares have been issued under either the Company's ATM Program or DRIP Plan through June 30, 2014.

JAVELIN Mortgage Investment Corp.
JAVELIN is a Maryland corporation that invests primarily in fixed rate Agency and fixed rate and hybrid adjustable rate non-Agency residential mortgage-backed securities. JAVELIN is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the Securities and Exchange Commission (“SEC”). JAVELIN Mortgage Investment Corp. has elected to be taxed as a REIT under the Code for U.S. Federal income tax purposes.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking

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JAVELIN Mortgage Investment Corp. Reports Q2 2014 Annualized ROE of 12.25% on Core Income and Estimated Taxable REIT Income of $4.9 million

August 4, 2014

statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's website at www.sec.gov, or the Company website www.javelinreit.com, or by directing requests to: JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:

James R. Mountain
Chief Financial Officer
JAVELIN Mortgage Investment Corp.
(772) 617-4340

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